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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549


                                  FORM 8-K



                              CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                 Date of report (Date of earliest event reported):
                             September 6, 2006




                                 Versar Inc.
              (Exact Name of Registrant as Specified in its Charter)



                                  Delaware
                        (State or Other Jurisdiction)


                       1-9309 (Commission File Number)


                                 54-0852979
                         (IRS EmployerIdentification No.)


                  6850 Versar Center, Springfield, Virginia 22151
                     (Address of Principal Executive Offices)



                                (703) 750-3000
                (Registrants Telephone Number, Including Area Code)



                                Not Applicable
            (Former Name or Former Address, if Changed Since Last Report)




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              Item 1.01.  Entry into a Material Definitive Agreement

         On September 6, 2006, the Compensation Committee of the Board of Directors of the Company awarded salary adjustments to four executive officers:

       Theodore M. Prociv, President and Chief Executive Officer, an increase of $15,000, for aggregate salary of $300,000 per annum.

       Lawrence W. Sinnott, Executive Vice President, Chief Operating Officer, Chief, Financial Officer and Treasurer, an increase of $17,000 for aggregate salary of $190,000 per annum.

       Paul Kendall, Senior Vice President, Manager National Security Group, an increase of $15,000 for aggregate of $166,000 per annum.

       Gina Foringer, Senior Vice President, Manager, Professional Services Group, an increase of $10,000 for aggregate salary of $160,000 per annum.

       James C. Dobbs, Senior Vice President, General Counsel and Secretary, an increase of $4,000 for aggregate salary of $172,000 per annum.

       The salary increases relate to promotion (Sinnott); merit (Prociv, Kendall, and Dobbs) and previous salary-at-risk contingent increases (contingent on meeting certain operating financial goals)(Kendall and Foringer).

       The Compensation Committee also awarded the following restricted stock to three Executive Officers valued based upon the closing price of the Corporation's stock on September 6, 2006:

                      Lawrence W. Sinnott - 2,000 shares.
                      Paul Kendall - 2,000 shares.
                      Gina Foringer - 2,000 shares.

       On September 7, 2006, the Board of Directors voted to extend the Employment Agreement of Dr. Theodore M. Prociv, President and Chief Executive Officer, for an additional one year period starting at December 1, 2006 on the current terms and conditions, as explained in the Company's 2005 Proxy Statement dated October 10, 2005, except the base salary is increased to $300,000 per the decision by the Compensation Committee set out above.

       On September 7, 2006, the Board of Directors of Versar, Inc. adopted a cash based bonus incentive compensation plan (Bonus Plan) for fiscal year 2007. There are three classes of participants. The Executive Team, Theodore M. Prociv, Lawrence Sinnott,Jerome B. Strauss, Paul W. Kendall, Gina Foringer and James C. Dobbs; the Management Team (consisting of other Company managers) and other key employees.

       The Plan provides differing participation by each class for each level of bonus accrual. For example, only the Management Team and other key employees participate in the first $100,000 of bonus accrual. For higher level of bonus accrual the percentage participation of these two classes decrease and the percentage participation of the Executive Team increase.

       The amount of bonus accrual is based solely on the Company's pre-tax income, and will range from 0% to 3.2% of such income based on achievement of set targets. If bonus amounts are accrued, then each individual will be evaluated and bonus awards made by the Compensation Committee based on both quantitative performance (70%) and other performance factors (30%). Cash bonuses if any, will be awarded in either September or October 2007.


   	                   Exhibit No. 			Description
                              NONE

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      SIGNATURES




        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    VERSAR, INC.





                             Date: September 12, 2006





                          By:  /S/

                          _______________________________________
                          James C. Dobbs
                          Senior Vice President & General Counsel